                                                                     Exhibit 4.1

                           Form of Face of Security

REGISTERED                                                            REGISTERED

                                  LUKENS INC.

No. FXRA-__               MEDIUM-TERM NOTE, SERIES A
CUSIP____
                                 (Fixed Rate)

[INSERT IF THE SECURITY IS TO BE A GLOBAL SECURITY - This Security is a Global
 -------------------------------------------------
Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Security may not be exchanged in whole or in part for a Security registered, and no transfer of this Security in whole or in part may be registered, in the name of any person other than such Depositary or a nominee thereof unless (i) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for this Security or has ceased to be qualified to act as such as required by the Indenture or (ii) there shall have occurred and be continuing an Event of Default with respect to the Notes represented by this Security.

Unless this Certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co. or to such other entity as is requested by an authorized representative of The Depository Trust Company, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]

PRINCIPAL AMOUNT AND CURRENCY OR
     CURRENCY UNITS (if other than U.S. dollars):

DENOMINATIONS
     (if other than U.S. dollars or the U.S. dollar denominations set forth on the reverse):

OPTION TO RECEIVE PAYMENT                EXCHANGE RATE AGENT:
     IN SPECIFIED CURRENCY:

     YES:___   NO:___


ISSUE DATE:                              STATED MATURITY OF
                                         SECURITY:

                                         EXTENSION OF MATURITY:
                                           YES: ___ NO: ___

                                         EXTENSION PERIOD:

                                         FINAL MATURITY:

INTEREST RATE:                           COMPUTATION PERIOD:

INTEREST PAYMENT DATE(S):                REGULAR RECORD DATE(S):
     REDEMPTION DATE(S):                 REDEMPTION PERCENTAGE(S):


REDEMPTION DATE(S)                       REDEMPTION PERCENTAGE(S)
 (OPTION OF HOLDER):                     (OPTION OF HOLDER) (if
                                         other than 100% of
                                         Principal
                                         Amount):

DISCOUNT NOTE: YES:___ NO: ___

     TOTAL AMOUNT OF OID:

     YIELD TO MATURITY:


OTHER PROVISIONS:
[Add Sinking Fund or Defeasance provisions if applicable]

          LUKENS INC., a corporation duly organized and existing under the laws of Delaware (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ____________________, or registered assigns, the principal amount specified above (any currency or currency unit other than U.S. dollars being hereinafter referred to as a "Specified Currency") on the Stated Maturity specified above (except to the extent redeemed or repaid prior to the Stated Maturity) or, if the maturity hereof is extended in accordance with the procedures set forth below to an Extended Maturity Date, as defined below, on such Extended Maturity Date (except to the extent previously redeemed or repaid) and to pay interest thereon (computed, unless a different Computation Period is specified above, on the basis of a 360-day year of twelve 30-day months) from and including the Issue Date specified above (the "Issue Date") or from and including the most recent Interest Payment Date to which interest on this Security (or any Predecessor Security) has been paid or duly provided for to, but excluding, the Interest Payment Date, on the Interest Payment Date(s) specified above in each year (each an "Interest Payment Date") and at Maturity, at the rate per annum equal to the Interest Rate specified above, until the principal hereof is paid or duly made available for payment; provided, however,
                                                             --------  -------
that, unless the Holder hereof is entitled to make, and has made, a Specified Currency Payment Election (as hereinafter defined) with respect to one or more such payments, the Company will make all such payments in U.S. dollars in amounts determined as set forth on the reverse hereof. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the fifteenth day next preceding such Interest Payment Date, unless a different Regular Record Date is specified above (the "Regular Record Date");

provided, however, that interest payable at Maturity will be payable to the
--------  -------
person to whom principal shall be payable; and provided further that if the
                                               -------- -------
Issue Date is after a Regular Record Date and before the next succeeding Interest Payment Date the first payment of interest shall be payable on the second Interest Payment Date following the Issue Date to the person in whose name this Security (or one or more

Predecessor Securities) is registered at the close of business on the Regular Record Date immediately preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Security may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

          As provided in this Security and in lieu of Section 113 of the Indenture, if any Interest Payment Date specified on the face hereof would otherwise be a day which is not a Market Day (as defined on the reverse hereof), with respect to this Security, the Interest Payment Date shall be postponed to the next succeeding Market Day with the same force and effect as if made on the due date, and no interest shall accrue on the period from and after such date.

          Payment of the principal of (and premium, if any) and interest on this Security will be made at the corporate trust office of the Trustee in Chicago, Illi nois, or such other office or agency of the Company maintained by it for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment
                                                --------  -------
of the principal of (and premium, if any) and interest on this Security due at Maturity will be made in immediately available funds at such corporate trust office or such other office or agency if this Security is presented to the Paying Agent in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures; and provided further that, at the option
                                           -------- -------
of the Company, payment of interest, other than interest due at Maturity or on any date of redemption or repayment, may be made by check mailed to the address of the Holder as such address shall appear in the Security Register, or by wire transfer to an account maintained by the Holder with a bank located in the United States provided that the Holder shall have provided in writing to the Trustee, on or prior to the relevant Regular Record Date, appropriate payment instructions.

          [Notwithstanding the foregoing, the Holder of $10,000,000 or more in aggregate principal amount of Securities having the same Interest Payment Date shall be entitled to receive such payments by wire transfer of immediately payable funds to an account maintained by such Holder with a bank located in the United States; provided that the Holder shall have provided in writing to the
               --------
Trustee, on or prior to the relevant Regular Record Date, appropriate payment instructions.]/1/ If this Security is denominated in a Specified Currency and the Holder hereof is entitled to make, and has made, a Specified Currency Payment Election (as defined below) with respect to such payments, the Exchange Rate Agent is able to convert such payments as provided below and the Specified Currency is not unavailable due to the imposition of exchange controls or other circumstances beyond the control of the Company, then (i) the payment of interest on this Security will be made in the Specified Currency (or, if such Specified Currency is not at the time of such payment legal tender for the payment of public and private debts, in such other coin or currency of the country which issued such Specified Currency as at the time of such payment is legal tender for the payment of such debts) by check drawn upon a bank office located outside the United States and mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, and (ii) payment of principal (and premium, if any) and interest due at Maturity will be made in such Specified Currency (or, if applicable, such other coin or currency) by wire transfer of immediately available funds to an account maintained by the Holder hereof with a bank office located in the country which issued the Specified Currency (or, if this Security is denominated in European Currency Units ("ECUs"), Brussels) upon presentation of this Security to the Paying Agent in time for such wire transfer to be made by

__________________
/1/ Insert provision only if Securities are Certificated Notes denominated and payable in U.S. dollars.

the Paying Agent in accordance with its normal procedures. Unless otherwise specified above, if this Security is denominated in a Specified Currency, the Holder hereof may elect to receive payments of principal of (and premium, if any) and interest in such Specified Currency (a "Specified Currency Payment Election") by delivery of a written request (including, in the case of an election with respect to payments at Maturity, appropriate wire transfer instructions) to the Trustee at its corporate trust office referred to above on or prior to the relevant Regular Record Date or the fifteenth day prior to Maturity, as the case may be. Such request may be in writing (mailed or hand delivered), by cable or by facsimile transmission. A Holder of a Foreign Currency Security may elect to receive payment in the Specified Currency for all payments of principal (and premium, if any) and interest and need not file a separate election for each payment. Such election will remain in effect until revoked by written notice to the Trustee, but written notice of any such revocation must be received by the Trustee on or prior to the relevant Regular Record Date or the fifteenth day prior to Maturity, as the case may be.

          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by manual or facsimile signature under its corporate seal.

                                                  LUKENS INC.


                                                  By____________________________
                                                        Name:
[CORPORATE SEAL]                                        Title:


Attest:



_________________________

Dated: _______________________, 199_


     TRUSTEE'S CERTIFICATE
     OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture

CONTINENTAL BANK, NATIONAL ASSOCIATION,
     as Trustee

By_________________________
     Authorized Officer

                          Form of Reverse of Security

          This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities") issued and to be issued in one or more series under an Indenture, dated as of July 1, 1992 (herein called the "Indenture"), between the Company and Continental Bank, National Association, as successor Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture) to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount not to exceed $100,000,000 (or if Securities of this series are to be Original Issue Discount Securities or are to be denominated in one or more Specified Currencies or with the amount payable in respect of principal of or any premium or interest to be determined by reference to the value, rate or price of one or more specified indices ("Indexed Securities"), such principal amount as shall result in an aggregate initial offering price of Securities equivalent to not more than $100,000,000), which amount may be increased at the option of the Company if in the future it determines that it may wish to sell additional Securities, which may be offered or sold either in the United States or outside the United States or both simultaneously. Except as may be otherwise stated on the face hereof, the Securities of this series are issuable only as registered Securities, without coupons, in denominations of $100,000 and integral multiples of $1,000 in excess thereof (or in the case of Securities denominated in a Specified Currency, in such minimum denomination not less than the equivalent of $100,000 in such Specified Currency on the basis of the noon buying rate for cable transfers in The City of New York as certified for customs purposes by (or, if not so certified, as otherwise determined by) the Federal Reserve Bank of New York (the "Market Exchange Rate") for such Specified Currency on the date the Company agrees to issue such Security, and such greater denomination or denominations as shall be set forth on the face thereof). The Securities of this series may be issued from time to time in various principal amounts and currencies or currency units, may mature at different times, may bear interest at different rates, may be subject to different redemption provisions, if any, and may otherwise vary. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

          The Securities are general, direct, unconditional and unsecured obligations of the Company.

          If so indicated on the face of this Security, the Company has the option to extend the Stated Maturity hereof for one or more periods of one or more whole years (each an "Extension Period") up to but not beyond the Final Maturity specified on the face hereof and in connection therewith to establish a new interest rate and new redemption provisions for the Extension Period.

          The Company may exercise such option by notifying the Trustee of such exercise at least 45 but not more than 60 days prior to the Stated Maturity or, if the maturity hereof has already been extended, prior to the maturity date then in effect (an "Extended Maturity Date"), such notice to be accompanied by the form of the Extension Notice referred to below. Not later than 40 days prior to the Stated Maturity or an Extended Maturity Date, as the case may be (each, a "Maturity Date"), the Trustee will mail to the Holder hereof a notice (the "Extension Notice") relating to such Extension Period, by first class mail, postage prepaid, setting forth (a) the election of the Company to extend the Maturity of this Security; (b) the new Extended Maturity Date; (c) the interest rate applicable to the Extension Period; and (d) the provisions, if any, for redemption during the Extension Period, including the date or dates on which, the period or periods during which and the price or prices at which such redemption may occur during the Extension Period. Upon the mailing by the Trustee of an Extension Notice to the Holder of this Security, the Maturity hereof shall be extended automatically, and, except as modified by the Ex-tension Notice and as described in the next paragraph, this Security will have the same terms it had prior to the mailing of such Extension Notice.

          Notwithstanding the foregoing, not later than 10:00 A.M., New York City time, on the twentieth calendar day prior to the Maturity Date in effect immediately preceding the mailing of the applicable Extension Notice (or if such day is not a Business Day, not later than 10:00 A.M., New York City time, on the immediately succeeding Business Day), the Company may, at its option, revoke the interest rate provided for in such Extension Notice and establish a higher interest rate for the Extension Period by causing the Trustee to send notice of such higher interest rate to the Holder of this Security by first class mail, postage prepaid, or by such other means as shall be agreed between the Company and the Trustee. Such notice shall be irrevocable. All Securities with respect to which the Maturity Date is extended in accordance with an Extension Notice will bear such higher interest rate for the Extension Period, whether or not tendered for repayment.

          If the Company elects to extend the Maturity hereof, the Holder of this Security will have the option to require the Company to repay this Security on the Maturity Date in effect immediately preceding the mailing of the applicable Extension Notice at a price equal to the principal amount hereof, plus any accrued and unpaid interest to such date. In order for this Security to be so repaid on such Maturity Date, the Holder hereof must follow the procedures set forth below for Redemption (Option of Holder), except that the period for delivery of this Security or notification to the Trustee shall be at least 25 but not more than 35 days prior to the Maturity Date in effect immediately preceding the mailing of the applicable Extension Notice and except that if the Holder hereof has tendered this Security for repayment pursuant to this paragraph he may, by written notice to the Trustee, revoke any such tender for repayment until 5:00 P.M., New York City time, on the tenth calendar day prior to the Maturity Date then in effect (or, if such day is not a Business Day, until 5:00 P.M., New York City time, on the immediately succeeding
Business Day).

          If this Security is designated on the face hereof as an Original
Issue Discount Security, then, notwithstanding anything to the contrary contained in this Security, upon the redemption or acceleration of Maturity of this Security there shall be payable, in lieu of the principal amount due at the Stated Maturity hereof, as speci-fied on the face hereof, an amount equal to the Amortized Face Amount of this Security. The "Amortized Face Amount" shall be the amount equal to (a) the issue price of this Security, plus (b) that portion of the difference between the issue price and the principal amount of this Security that has been amortized at the Stated Yield (as defined below) of this Security (computed in accordance with generally accepted United States bond yield computation principles) at the date as of which the Amortized Face Amount is calculated, but in no event shall the Amortized Face Amount exceed the principal amount of this security due at the Stated Maturity hereof. As used in the previous sentence the "Stated Yield" means the Yield to Maturity specified on the face hereof (or if not so specified, the yield to maturity compounded semiannually and computed in accordance with generally accepted United States bond yield computation principles) for the period from the Issue Date to the Stated Maturity on the basis of the issue price and such principal amount.

          If this Security is denominated in a Specified Currency, unless the Holder hereof is entitled to make, and has made, a Specified Currency Payment Election with respect to such payments as provided on the face hereof, the Holder of this Security shall receive payments of principal (and premium, if any) and interest in U.S. dollars at an exchange rate based on the highest bid quotation in The City of New York received by the Exchange Rate Agent (who, unless otherwise specified on the face hereof, shall be the Trustee) at approximately 11:00 A.M., New York City time, on the second Market Day with respect to this Security preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent) selected by the Exchange Rate Agent and approved by the Company for the purchase by the quoting dealer of the Specified Currency for U.S. dollars for settlement on such payment date in the aggregate amount of such Specified Currency payable to all Holders of Securities of this series denominated in such Specified Currency and scheduled to receive U.S. dollar payments on such payment date and at which the applicable dealer commits to execute a contract. "Market Day" means (i) with respect to any Security of this series denominated in U.S. dollars, any day that is not a Saturday or Sunday and that, in The City of New York or Chicago, Illinois, is not a day on which banking institutions generally are authorized or obligated by law or executive order to close, (ii) with respect to any Security of this series denominated in a Specified Currency other than ECUs, any day that is not a Saturday or Sunday and that in the principal financial center of the country of the Specified Currency is not a day on which banking institutions generally are authorized or obligated by law or executive order to close, and (iii) with respect to a Security of this series denominated in ECU, any day that is designated as an
ECU settlement day by the ECU Bankers Association in Paris or otherwise generally regarded in the ECU interbank market as a day in which payments in
ECU are made.  All currency exchange costs incurred by the Company in converting a Specified Currency into U.S. dollars in order to make payments hereon will be borne by the Holder of this Security by deductions from such payments. If such bid quotations are not available, or if a Specified Currency Pay ment Election has been made with respect to such payments, payments will be made in the Specified Currency (or, if such Specified Currency is not at the time of such payment legal tender for the payment of public and private debts, such other coin or currency of the country which issued such Specified Currency as at the time of such payment is legal tender for the payment of such debts); provided, however, that if such Specified Currency (or, if applicable, such
--------  -------
other coin or currency) is unavailable due to the imposition of exchange controls or other circumstances beyond the Company's control, the Company will be entitled to make payments in U.S. dollars on the basis of the Market
Exchange Rate for such Specified Currency (or, if applicable, such other coin or currency) on the second Market Day prior to such payment or, if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate.

          If the principal of (and premium, if any) and interest on this Security is payable in any currency unit (e.g., ECU), and such currency unit is
                                          ----
unavailable due to an imposition of exchange controls or other circumstances beyond the Company's control, then the Company will be entitled to satisfy its obligations to the Holder of this Security by making such payment in U.S. dollars until such currency unit is again available. The amount of each payment in U.S. dollars shall be computed on the basis of the equivalent of the currency unit in U.S. dollars, as determined by the Exchange Rate Agent on the following basis: The component currencies of the currency unit for this purpose (the "Component Currencies" or, individually, a

"Component Currency") shall be the currency amounts that were components of the currency unit as of the last date on which the currency unit was used. The equivalent of the currency unit in U.S. dollars shall be calculated by aggregating the U.S. dollar equivalents of the Component Currencies. The U.S. dollar equivalent of each of the Component Currencies shall be determined by the Exchange Rate Agent on the basis of the most recently available Market Exchange Rate for each such Component Currency, or as otherwise specified on the face hereof.

          If the official unit of any Component Currency is altered by way of combination or subdivision, the number of units of that currency as a Component Currency shall be divided or multiplied in the same proportion. If two or more Component Currencies are consolidated into a single currency, the amounts of those currencies as Component Currencies shall be replaced by an amount in such single currency equal to the sum of the amounts of the consolidated Component Currencies expressed in such single currency. If any Component Currency is divided into two or more currencies, the amount of the original Component Currency shall be replaced by amounts of such two or more currencies, the sum of which shall be equal to the amount of the original Component Currency.

          Any payment made under such circumstances in U.S. dollars where the required payment is in other than U.S. dollars will not constitute an Event of Default under the Indenture.

          If one or more Redemption Dates (or ranges of Redemption Dates) is specified on the face hereof, this Security is subject to redemption upon not less than 30 nor more than 60 days' notice by mail, on any such date (or during any such range), as a whole, or in part, at the election of the Company, at a Redemption Price determined as provided in the next succeeding sentence, together with accrued interest thereon to the Redemption Date, but interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holder hereof, or one or more Predecessor Securities, of record at the close of business on the relevant Regular Record Dates referred to on the face hereof, all as provided in the Indenture. If applicable, the "Redemption Price" for any such redemption shall be the amount determined by multiplying the Redemption Percentage specified on the face
hereof with respect to the relevant Redemption Date (or range of such dates), by the portion of the principal amount hereof (or, if this Security is an Original Issue Discount Security, the portion of the Amortized Face Amount hereof) to be redeemed; provided, however, that in no event shall the Redemption Price be less
          --------  -------
than 100% of the portion of the principal amount hereof (or, if this Security is an Original Issue Discount Security, the portion of the Amortized Face Amount hereof) to be redeemed.

          Notice of redemption having been given as aforesaid, this Security
(or the portion of the principal amount hereof so to be redeemed) shall, on the Redemption Date, become due and payable at the Redemption Price herein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) shall cease to bear interest.

          In the case of any partial redemption at the election of the Company of Securities of this series, the Securities of a particular tenor to be redeemed shall be selected by the Trustee not more than 60 days prior to the Redemption Date by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal amount of Securities (equal to the minimum authorized denomination for Securities of this series or any integral multiple thereof). In the event of any redemption of this Security in part only, a new Security or Securities of this series of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof, provided that such unredeemed portion shall be an authorized denomination for Securities of this series.

          If one or more Redemption Dates (Option of Holder) (or ranges of such dates) is specified on the face hereof, this Security is subject to redemption on any such date (or during any such range) or, if such date is not a Market Day, on the first Market Day following such date, as a whole or from time to time in part, at the election of the Holder hereof, at a Redemption Price determined as provided in the fifth succeeding sentence together with accrued interest thereon to the Redemption Date, but interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holder hereof of record at the close of business on the Regular Re-
cord Date referred to on the face hereof. Such election shall be effected by the Holder hereof delivering to the Company at the principal corporate trust office of the Trustee in Chicago, Illinois or the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, not less than 30 nor more than 60 days prior to the date on which this Security is to be redeemed, or during such other Notice Period specified on the face hereof, a notice requesting such redemption as prescribed below and specifying the date upon which this Security is to be redeemed. Any notice given by a Holder pursuant to this paragraph shall consist of either (i) this Security with the form entitled "Option to Elect Redemption" set forth at the end of this Security duly completed or (ii) a telegram, facsimile transmission or letter from a member of a national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the Holder hereof, the principal amount of this Security, the principal amount of this Security to be redeemed, the certificate number or a description of the terms of this Security, a statement that the option to elect redemption is being exercised thereby and a guarantee that this Security, together with the duly completed form entitled "Option to Elect Redemption" set forth at the end of this Security, will be received by the Trustee not later than the fifth Business Day after the date of such telegram, facsimile transmission or letter; provided, however, that such
                                                 --------  -------
telegram, facsimile transmission or letter shall only be effective if this Security and such form duly completed are received by the Trustee by such fifth Business Day. Exercise of the redemption option by the Holder hereof will be irrevocable. Such option may be exercised with respect to less than the entire principal amount of this Security, provided that the portion remaining Outstanding after such redemption shall be an authorized denomination for Securities of this series. If applicable, the "Redemption Price" for any such redemption shall be determined by multiplying the Redemption Percentage (Option of Holder) specified on the face hereof with respect to the relevant Redemption Date (Option of Holder) (or range of such dates), by the portion of the principal amount hereof (or, if this Security is an Original Issue Discount Security, the portion of the Amortized Face Amount hereof) to be redeemed, together with interest accrued thereon to the Redemption Date; provided,
                                                               --------
however, that in no event shall the Redemption
-------

Price be less than 100% of the portion of the principal amount hereof (or, if this Security is an Original Issue Discount Security, the portion of the Amortized Face Amount hereof) to be redeemed.

          If so indicated on the face hereof, and in accordance with the terms specified thereon, this Security will be subject to redemption through operation of a sinking fund.

          The Indenture contains provisions for defeasance at any time of (1) the entire indebtedness on this Security or (2) certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance by the Company with certain conditions set forth in the Indenture.

          If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of the Securities of this series (or, in the case of Original Issue Discount Securities, the Amortized Face Amount thereof) may be declared due and payable in the manner and with the effect provided in the Indenture. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company's obligations in respect of the payment of the principal of and premium and interest, if any, on the Securities of this series shall terminate.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

          As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          As provided in the Indenture and subject to certain limitations therein set forth, the Securities of this series (other than Global Securities, except as otherwise provided herein) are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

          The Company shall not be required to (i) issue, register the transfer of or exchange securities of this series of like tenor during a period beginning at the opening of business 15 days before the mailing of the relevant notice of redemption and ending at the close of business on the day of mailing of such notice of redemption, or (ii) register the transfer of or exchange any Security, or portion thereof, called for redemption, except the unredeemed portion of any Security being redeemed in part. Following the exercise of a redemption option by the Holder hereof, the Trustee shall not be required to issue, register the transfer of or exchange that portion of this Security with respect to which such option has been exercised.

          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          The Securities of this series may be issued in the form of one or more Global Securities to The Depository Trust Company as Depositary for the Global Securities of this series or its nominee and registered in the name of the Depositary or such nominee. If the face of this Security contains a legend indicating that this Security is a Global Security so registered, the transfer and exchange hereof is subject to the additional limitations set forth in such legend.

          Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                 ABBREVIATIONS

          The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

     TEN COM - as tenants in common
     TEN ENT - as tenants by the entireties
     JT TEN - as joint tenants with right of survivorship and not as tenants in common


 UNIF GIFT MIN ACT - ________ Custodian ______________
                     (Custodian)              (Minor)

 Under Uniform Gifts to Minors Act (_____________)
                                        (State)

Additional abbreviations may also be used though not in the above list.

                              ___________________

FOR VALUE RECEIVED, the undersigned hereby sell(s), as sign(s) and transfer(s) unto


________________________________________________________________________________
                    (PLEASE INSERT SOCIAL SECURITY OR OTHER
                     IDENTIFYING NUMBER OF ASSIGNEE)


________________________________________________________________________________
                  (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS
                   INCLUDING POSTAL ZIP CODE OF ASSIGNEE)


________________________________________________________________________________

________________________________________________________________________________

the within Note and all rights thereunder, hereby irrevocably constituting and appointing __________________ attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.


Dated:____________                      x_____________________________
                                        NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.

                          OPTION TO ELECT REDEMPTION

          The undersigned hereby irrevocably requests and instructs LUKENS INC. to redeem the within Security (or portion thereof specified below) pursuant to its terms at the Redemption Price, to the undersigned at

________________________________________________________________________________
                  (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS
                 INCLUDING POSTAL ZIP CODE OF THE UNDERSIGNED)


________________________________________________________________________________

________________________________________________________________________________

          If less than the entire principal amount of the within Security is to be redeemed, specify the portion thereof which the Holder elects to have redeemed:

____________________________________________________;   and specify the
denomination or denominations (which shall not be less than the minimum authorized denomination) of the Securities to be issued to the Holder for the portion of the within Security not being redeemed (in the absence of any such specification, one such Security will be issued for the portion not being redeemed):

________________________________________________________________________________


Dated:_____________
                                        _______________________________
                                        NOTICE: This signature on this Option to Elect Redemption must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement.